SEPARATION AND GENERAL RELEASE AGREEMENT

This Separation and General Release Agreement (“Agreement”) is entered into by and between Peter Taddeo (“Executive”) and Mint Organics, Inc., a Florida corporation (“Mint Organics”), Mint Organics Florida, Inc., a Florida corporation and subsidiary of Mint Organics (“Mint Florida”), and Biotech Products Services and Research, Inc., a Nevada corporation and the parent company of Mint Organics and Mint Florida (“BPSR” and collectively BPSR, Mint Organics and Mint Florida are referred to as the “Company Entities”) and Ian T. Bothwell only with respect to Section 2(e) of this Agreement. Executive and each of the individual Company Entities are sometimes referred to herein as a “Party” and collectively as the “Parties”. This Agreement is effective on the date this Agreement has been executed by all the Parties (the “Effective Date”).

WHEREAS, Executive serves as an executive officer and member of the Board of Directors of Mint Organics and Mint Florida pursuant to that certain Employment Agreement effective May 1, 2017, with Mint Organics (the “Employment Agreement”) and the Executive also serves as member of the Board of Directors of BPSR;

WHEREAS, all prior agreements between Executive and the Company Entities pertaining to Executive’s employment with any of the Company Entities or appointment to the Board of Directors of any of the Company Entities, whether written or oral, including the Employment Agreement, are fully superseded by this Agreement effective on the Effective Date unless specifically otherwise set forth herein;

WHEREAS, the effectiveness of this Agreement is subject to contemporaneous execution of the Share Purchase and General Release Agreement (“Purchase Agreement”) and attached hereto as Exhibit B;

WHEREAS, each of the Parties have determined it is in the best interest of all Parties to terminate the Executive’s current roles and obligations to perform services to any of the Company Entities as of the Effective Date;

WHEREAS, the Parties now desire to enter into this Agreement for the purpose of resolving any and all obligations and/or differences, which each of the Parties now have or in the future may have with respect to the Company Entities employment of the Executive or his service as an executive officer and director of any of the Company Entities, and to settle and resolve forever any and all alleged claims arising out of Executive’s employment with the Company Entities and involvement in any capacity with any of the Company Entities, his service as an officer and/or director with any of the Company Entities and involvement in any capacity with any of the Company Entities, or his separation from the Company Entities; and

NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration set forth in this Agreement, the receipt of which is acknowledged, Executive and the Company Entities agree as follows:

1. Separation from Employment. Executive and Company acknowledge that Executive’s employment with any of the Company Entities and membership on the Board of Directors of any of the Company Entities will terminate effective immediately on the Effective Date. The Parties desire to enter into a settlement as described in this Agreement upon Executive’s termination from employment with the Company Entities in (i) full satisfaction of all obligations of the Company Entities to Executive pursuant to the terms of the Employment Agreement, (ii) full satisfaction of all obligations of the Company Entities to Executive in connection with all other agreements and/or financial obligations between the Parties related to the Executive’s employment or services performed with any of the Company Entities, and (iii) Executive’s release of any claims existing under the Employment Agreement or any other agreement, understanding, or otherwise related to his employment and/or involvement with the Company Entities and their affiliates and representatives and the other promises and covenants set forth in this Agreement. By signing this Agreement and accepting the consideration set forth below, the Parties agree to be bound by the terms of this entire Agreement.

2. Separation Terms.

a. Resignation of Positions. Executive agrees that effective as of the Effective Date, he shall resign from all positions held with any of the Company Entities.

b. Resignation of Board Positions. Executive agrees that effective as of the Effective Date, he shall resign all his positions with the Board of Directors of any of the Company Entities.

c. Financial Obligations Owing To Executive. Executive agrees that effective as of the Effective Date, Executive will no longer be owed any monetary amounts by the Company Entities and/or the Releasees (defined below), including all obligations arising from the Employment Agreement. Specifically, Executive waives all rights to:

i. all past and future salary and bonus that may be accrued, unpaid and owing as of the Effective Date;

ii. all severance payments associated with the termination of the Employment Agreement;

iii. all past and future employee benefits that may be accrued, unpaid or owing in connection with the Employment Agreement;

iv. all accrued and unreimbursed expenses and future expenses yet to be submitted in connection with business related payments incurred and made on behalf of the Company Entities by the Executive;

v. all accrued and unreimbursed travel and entertainment expenses, including travel and entertainment expenses yet to be submitted that were incurred by the Executive; and

vi. any and all debt and/or equity securities of the Company Entities that may be due to Executive in connection with the Employment Agreement, including performance plans, bonuses and/or other promises made to Executive.

d. Settlement Payments To Executive. Within three (3) business days after the Effective Date, one of the Company Entities shall pay the Executive the amount of $5,000.00 via wire transfer or other reasonable acceptable payment form to Executive.

e. Repurchase of previous shares of common stock of BPSR granted to Executive. Within three (3) business days after the Effective Date, BPSR or Mr. Ian Bothwell (“Purchaser”), to be determined at BPSR’s sole discretion, shall pay the amount of $5,000 or $3,000, respectively, via wire transfer or other reasonable acceptable payment form to Executive for the purchase of the One Million (1,000,000) shares of common stock of BPSR that were granted to Executive in connection with the Employment Agreement (“Granted Stock”). Upon receipt of the required cash payment described above, and within three (3) business days thereafter, Executive shall take and perform all necessary steps to transfer his ownership in the Granted Stock to the Purchaser, including but not limited to, the delivery of the certificates evidencing the Granted Stock and a duly endorsed stock power.

f. Preservation of Records. Upon the effectiveness of this Agreement, Executive shall return all records (electronic and/or paper) relating the Company Entities in the possession of Executive and shall destroy all electronic files once copied and provided to the Company Entities as prescribed herein.

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g. Cooperation. Executive agrees to provide reasonable access and support to the Company Entities in connection with facilitating the transition of administration and other services previously performed by the Executive to the designated personnel of the Company Entities who may be in charge of performing those functions. This shall among other things include assistance and support in connection with the Company Entities’ existing SEC financial reporting requirements.

h. Non-Compete. The Executive agrees that he shall not-compete with any of the Company Entities in connection with obtaining access, rights or licenses to operate any of the permitted activities associated with the Cannabis industry in the State of Florida for a period equal to the earlier of (a) 18 months from the Effective Date or (b) the time that the Company Entities formally disclose its decision to cease pursuing any business related to the Cannabis industry.

i. Acknowledgment. Executive acknowledges and agrees that Executive is not owed any amounts with respect to his employment with any of the Company Entities and accordingly no amounts are owed by the Company Entities in connection with fulfillment of obligations pursuant to this Agreement, except as specifically provided for herein.

3. Release of Company Group by Executive. Except for those obligations set forth in this Agreement, Executive, for himself, his heirs, executors, administrators and assigns, hereby RELEASES, ACQUITS AND FOREVER DISCHARGES the Company Entities and their predecessors, successors, assigns, divisions, subsidiaries parents, and affiliates (the “Company Group”), and each and all former, present and future officers, directors, shareholders, members, executives, agents, and representatives of any member of the Company Group (all of whom are hereinafter collectively referred to as “Releasees”) from any and all claims, demands and causes of action of any kind or character, whether known or unknown, which Executive ever had, now has or may hereafter have against any of Releasees, arising out of any act, omission, transaction or event occurring prior to or as of the Effective Date, including, without limitation, those related to Executive’s employment by Company, the termination of his employment, including any rights or benefits thereunder or Executive acting a member of the Board of Directors of the Company Entities (the “Company Release”). Without limiting the generality of the foregoing, it is understood and agreed that this release constitutes and includes a release by Executive of Releasees from any and all claims, grievances, demands, charges, liabilities, obligations, actions, causes of action, damages, costs, losses of services, expenses, and compensation of any nature whatsoever, whether based on tort, contract or other theory of recovery, on account of, or in any way growing out of Executive’s employment with or separation from Company, including, but not limited to, any claims arising under any of the following statutes: Title VII of the Civil Rights Act of 1964; the Americans with Disabilities Act of 1990; the Age Discrimination in Employment Act; the Older Workers’ Benefit Protection Act; the Fair Labor Standards Act; the National Labor Relations Act; the Fair Credit Reporting Act; the Executive Retirement Income Security Act and all state law equivalents; and any other foreign, domestic, state or federal statute or regulation governing the employment relationship or Executive’s rights, or Company’s obligations, in connection with any of the foregoing. This Company Release also constitutes a release of any claim or cause of action for the following: invasion of privacy; intentional or negligent infliction of emotional distress; wrongful termination; promissory estoppel; false imprisonment; defamation; negligent hiring, retention, and/or supervision; negligence or gross negligence; breach of express or implied contract; breach of any implied covenant; tortious interference with contract or business relations; misrepresentation; deceptive trade practices; fraud; denial of employment benefits, including, but not limited to, health and retirement benefits, claims for options to acquire Common Stock and/or for vesting of Common Stock, commissions/bonus pay, and/or sick pay. Executive further agrees not to bring any action in any judicial, administrative or other proceeding against any of the Releasees, or any of them, alleging any such claims. Notwithstanding anything to the contrary in this Agreement, this Company Release does not constitute a release or waiver of Executive’s right to file a charge or participate in an investigation or proceeding conducted by the Equal Employment Opportunity Commission (“EEOC”) or any other governmental entity with jurisdiction to regulate employment conditions or relations; provided, however, Executive does release and relinquish any right to receive any money, property, or any other thing of value, or any other financial benefit or award, as a result of any proceeding of any kind or character initiated by the EEOC or any other governmental entity with jurisdiction to regulate employment conditions or relations.

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4. Waiver. Executive hereby acknowledge and agrees that the Company Release constitutes a general release against Releasees, and Investor, for himself, his heirs, executors, administrators and assigns, does hereby expressly waive and assume the risk of any and all claims for damages against any of Releasees that exist as of the date of this Agreement but of which he does not know or suspect to exist, whether through ignorance, oversight, error, negligence, or otherwise, and which, if known, would materially affect his decision to enter into this Agreement. Executive further hereby agrees that he is accepting the payments provided above as a full and complete compromise of any and all matters involving disputed issues of law and fact against Releasees, and that he assumes the risk that the facts or law may be otherwise than he believes.

5. Non-Disparagement Agreement.

a. The Executive hereby acknowledges and agrees that he has not, and will not, subsequent to the presentation and execution of this Agreement, verbally or in writing, defame, disparage, deprecate, discredit, vilify, or make any statements to any third parties that in any way may be considered harmful or negatively impact the Company Entities and their executive officers, directors or employees.

b. The Company Entities hereby acknowledge and agree that they and any of their executive officers and directors have not, and will not, subsequent to the presentation and execution of this Agreement, verbally or in writing, defame, disparage, deprecate, discredit, vilify, or make any statements to any third parties that in any way may be considered harmful or negatively impact the Executive.

c. The Executive is aware that BPSR is required to make public disclosure pursuant to the regulations of the SEC regarding the resignation and departure of the Executive from his management and board of director positions. Executive has read the attached Exhibit A and acknowledges and agrees that such description is an accurate description surrounding the resignation and that BPSR is permitted to disclose the resignation and termination of the Executive in a manner consistent with the intent and language contained in Exhibit A.

6. Non-Disclosure of Confidential Information. For purposes of this Agreement, “Confidential Information” means any proprietary information of the Company Group and information not generally known by persons who are not executives or agents of a member of the Company Group, which any member of the Company Group has at any time shared with Executive and which Executive may obtain knowledge of or access to or may have obtained knowledge of or access to through or as a result of Executive’s employment with or engagement by the Company (including, but not limited to, information and materials conceived, originated, discovered or developed in whole or in part by Executive at the request or for the benefit of any member of the Company Group while employed by the Company Entities). Confidential Information may be written, verbal, or recorded by electronic, magnetic or other methods, whether or not expressly identified as “confidential” by the Company Entities. Confidential Information may include, but it is not limited to, the following information and materials:

a. Financial information;

b. Communications received from, sent to or exchanged between any member of the Company Group and Executive;

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c. Communications received from, sent to or exchanged between any member of the Company Group and any third party, including customers or prospective customers which use, or have used, or to which a member of the Company Group has provided, or to whom a member of the Company Group has made a proposal with respect to any of such member’s services;

d. Information about the Company Group’s charges to its customers or vendors, including invoices, statements, accounting records, bids, proposals, contracts and any other information regarding amounts charged to or paid by customers or vendors;

e. Information about the Company Group’s marketing, business development or growth plans, strategies or concepts including presentations, proposals, offers, bids, submittals or drafts of any of the same.

7. Non-Disclosure or Use of Confidential Information. Executive agrees that he will not disclose nor use, directly or indirectly, for Executive’s own benefit or for the benefit of any other person or entity (except a member of the Company Group) any Confidential Information. Executive will not publish copy, disclose, convey or transfer any Confidential Information to any person or entity, or otherwise utilize any Confidential Information for any purpose.

8. Confidentiality. Executive acknowledges and agrees that he has an affirmative obligation to inform any potential employers, business partners, or business associates and any company or employer for whom he performs services within the possible scope of this Agreement of the existence of the provisions of this Agreement regarding confidentiality, non-disparagement, and non-disclosure. Executive further acknowledges that the Company has an obligation under federal securities laws to disclose the fact that Executive’s employment with the Company has been terminated. Subject to the foregoing, each Party hereby acknowledges, represents, and agrees to keep the fact of this Agreement and all of its terms completely confidential and further agrees not to disclose any information concerning this Agreement to any person (except to his or the Company Entities attorneys, financial or tax advisors, or as otherwise may be required by law or in connection with a legal proceeding brought against a Party hereto or to individuals who otherwise have a need to know). Each Party further agrees that disclosure by either Party of the existence, terms, and conditions of this Agreement in violation of this Section 8 constitutes a material breach of this Agreement.

9. No Admission of Liability. Neither the execution of this Agreement, nor the performance of the consideration given for this Agreement, shall constitute nor be deemed to be an admission of liability on the part of any Party hereto, all of which is expressly denied.

10. Acknowledgments. Executive acknowledges that he is fully informed as to the terms, contents, conditions and effects of this Agreement and that, in executing this Agreement, he does not rely and has not relied upon any representation (oral or written) or statement made by the Company, any of its officers or directors or its attorneys, including, but not limited to, any representation or statement with regard to the subject matter, basis, or effect of this Agreement. Executive further acknowledges the following:

a. he has been advised to consult with an attorney of his choosing prior to executing this Agreement;

b. he is over the age of eighteen (18) years, of sound mind and otherwise competent to execute this Agreement; and

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c. he is entering into this Agreement knowingly and voluntarily and without any undue influence or pressures.

11. OWBPA Notice. Executive acknowledges that, in accordance with the provisions of the Age Discrimination in Employment Act (“ADEA”) and the Older Workers Benefit Protection Act (“OWBPA”), Executive has twenty-one (21) days to consider the terms of this Agreement and was advised to consult with an attorney before signing this Agreement. Executive has also been notified that he has a right for up to seven (7) days to revoke this Agreement after he has signed it. Executive has agreed to waive all rights pursuant to this Section 11 to revoke this Agreement and desires the Agreement to be effective upon execution.

12. Attorneys’ Fees. The Parties acknowledge that any violation or threatened violation of any of the provisions of this Agreement would constitute a material breach of this Agreement and that the prevailing Party shall be entitled to compensatory damages, attorneys’ fees, costs, and such other and further relief to which the prevailing Party may show itself justly entitled.

13. Governing Law; Jurisdiction. This Agreement is made and entered into in the State of Florida and shall in all respects be interpreted, enforced, and governed under the laws of the State of Florida (without regard to its conflicts of law principles). Each Party hereby submits to the jurisdiction and venue of the courts in Miami-Dade County, Florida for purpose of any litigation related to this Agreement.

14. Savings Clause. Should any provision of this Agreement be declared or be determined by any court to be illegal, invalid, or unenforceable, the enforceability of the remaining parts, terms, or provisions shall not be affected thereby and said illegal or invalid part, term, or provision shall be deemed not to be a part of this Agreement.

15. Counterparts/Entirety of Agreement. This Agreement may be executed in counterparts, each of which shall constitute an original, and which together shall constitute a single instrument. It is understood and agreed that this Agreement sets forth the entire agreement between the Parties and supersedes any and all prior agreements, arrangements, or understandings between the Parties relating to the subject matter contained in this Agreement. No oral understandings, statements, promises or inducements contrary to the terms of this Agreement exist. Furthermore, this Agreement cannot be changed or terminated orally. Nothing in this Agreement shall be construed, however, to alter or in any way change Executive’s ongoing responsibilities and commitments under common law or pursuant to any other similar agreements to preserve and not to disclose Company’s confidential and proprietary information.

16. Binding Effect. It is agreed and understood that this Agreement shall be binding upon, and inure to the benefit of, the Parties hereto and their respective heirs, representatives, successors, and assigns.

17. No Assignment. Executive warrants that he has not conveyed or assigned any interest in the any of the matters or claims being released or waived in this Agreement.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the Parties have executed this Agreement intending to be fully legally bound.

Date: April 6, 2018	By:	/s/ Peter Taddeo
PETER TADDEO

MINT ORGANICS INC.

Date: April 6, 2018	By:	/s/ Ian Bothwell
	Name:	Ian Bothwell
	Title:	Chief Financial Officer

MINT ORGANICS FLORIDA, INC.

Date: April 6, 2018	By:	/s/ Ian Bothwell
	Name:	Ian Bothwell
	Title:	Chief Financial Officer

BIOTECH PRODUCTS SERVICES AND RESEARCH, INC.

Date: April 6, 2018	By:	/s/ Albert Mitrani
	Name:	Albert Mitrani
	Title:	Chief Executive Officer

Date: April 6, 2018	By:	/s/ Ian Bothwell
IAN T. BOTHWELL only with respect to his obligations under Section 2(e) hereof

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